UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 26, 2017

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IMMUNE PHARMACEUTICALS INC.

(Exact name of registrant as specified in its charter)

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Delaware	001-36602	52-1841431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

430 East 29th Street, Suite 940, New York, NY	10016
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (646) 440-9310

(Former name or former address, if changed since last report) N/A

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers.

(d)

On January 26, 2017, the Board of Directors (the “Board”) of Immune Pharmaceuticals Inc. (the “Company”) appointed Ranch C. Kimball, effective immediately, as an independent director and Chairman of the Board, to hold office as a Class I director until the next annual meeting of stockholders and until his successor is duly elected and qualified. Mr. Kimball has not been named to any committees of the Board.

In connection with his appointment, Mr. Kimball will receive an annual cash compensation of $180,000, to be paid quarterly. In addition, Mr. Kimball was granted a nonqualified stock option under the Company’s 2015 Equity Incentive Plan to purchase up to 1,800,000 shares of the Company’s common stock, vesting quarterly over a one-year term commencing on January 26, 2017, at a price per share equal to fair market value, as defined in the Company’s 2015 Equity Incentive Plan, on January 26, 2017. Mr. Kimball is also eligible to receive a nonqualified stock option under the Company’s 2015 Equity Incentive Plan to purchase 1,800,000 shares of the Company’s common stock at fair market value, as defined in the Company’s 2015 Equity Incentive Plan, each year for the next two years. In each case, such grants, however, are subject to and conditioned upon Mr. Kimball’s continued service as Chairman of the Board and the authorization of the grant of such additional options under the Company’s 2015 Equity Incentive Plan, including authorization by the Board and approval by the Company’s stockholders of an increase in options available for issuance under the Company’s 2015 Equity Incentive Plan.

Mr. Kimball was the CEO of the Joslin Diabetes Center, a world-renowned institution affiliated with Harvard Medical School and one of only 11 NIH-designated Diabetes Research Centers in the U.S. Mr. Kimball was the Secretary of Economic Development for the Commonwealth of Massachusetts, where he was responsible for managing 22 state agencies and 2,350 employees; one of his responsibilities was overseeing health insurance regulation.  While Secretary, he was a key leader in the state's landmark health care reform, "Romneycare."   Mr. Kimball was named the "Outstanding State Executive" nationally from BIO. Mr. Kimball also co-chaired several health initiatives for the Massachusetts State Legislature and The Boston Foundation.  His experience makes him ideally suited to help Immune navigate the evolving government and payor landscape that the biotech industry faces.

  There are no arrangements or understandings between Mr. Kimball and any other person pursuant to which he was selected as a director. There are no transactions to which the Company is a party and in which Mr. Kimball has a direct or indirect material interest that would be required to be disclosed under Item 404(a) of Regulation S-K.

  On January 27, 2017, the Company issued a press release announcing the matters set forth above. A copy of the press release is attached as Exhibit 99.1 to this report and is incorporated by reference into this Item.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits

99.1	Press release, dated January 27, 2017.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IMMUNE PHARMACEUTICALS INC.

Date: February 1, 2017	By:	/s/ Daniel G. Teper
	Name:	Daniel G. Teper
	Title:	Chief Executive Officer

Exhibit No.	Description

99.1	Press release, dated January 27, 2017.